                                                                    Exhibit 4.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                   HEALTHCO PROFESSIONAL SERVICES CORPORATION



It is hereby certified that:

        1.     (a)    The present name of the corporation (hereinafter called
the "corporation") is Healthco Professional Services Corporation.

                (b) The name under which the corporation was originally incorporated is Healthco Professional Leasing Corporation, and the date of filing the original Certificate of Incorporation of the corporation with the Secretary of State of the State of Delaware is January 20, 1975.

         2. The Certificate of Incorporation of the corporation is hereby amended by striking out Articles 1, 2, 4 and 9 thereof and by substituting in lieu thereof the new Articles 1, 2, 4 and 8 which are set forth in the Restated Certificate of Incorporation hereinafter provided for.

         3. The provisions of the Certificate of Incorporation of the corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of HPSC, Inc., without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

         4. The amendments and the restatement of the Certificate of Incorporation herein certified have been duly adopted by the sole stockholder of the corporation in accordance with the provisions of Section 242 and of Section 245 of the General Corporation Law of the State of Delaware.

         5. The Certificate of Incorporation of the corporation, as amended and restated herein, shall, upon the effective date of this Restated Certificate of Incorporation, read as follows:

                     "Restated Certificate of Incorporation

                                       of

                                   HPSC, Inc.

       1.      The name of the corporation is HPSC, Inc.

       2. The respective names of the County and of the City within the County in which the registered office of the corporation is to be located in the State of Delaware are the County of Kent and the City of Dover. The name of the registered agent of the corporation is The Prentice-Hall Corporation System, Inc. The street and number of said registered office and the address by street and number of said registered agent is 229 South State Street, Dover, Delaware.

       3.      The purposes for which this corporation is organized are:

               (a) To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, lease, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description; and
               (b) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

       4. The total number of shares of stock which the corporation shall have authority to issue is twenty million (20,000,000) shares, consisting of (i) five million (5,000,000) shares of Preferred Stock, having a par value of $1.00 per share, and (ii) fifteen million (15,000,000) shares of Common Stock, having a par value of $.01 per share. Any and all such shares issued, and for which the full consideration has been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

               (a) The shares of Preferred Stock may be divided into and issued in one or more series, and each series shall be designated so as to distinguish the shares thereof from the shares of all other series. All shares of Preferred Stock shall be identical except in respect of particulars which may be fixed by the Board of Directors as hereinafter provided pursuant to authority which is hereby expressly vested in the Board of Directors. Each share of a series shall be identical in all respects with all other shares of such series, except as to the date from which dividends thereon shall be cumulative on any series as to which dividends are cumulative.

               (b) Before any shares of Preferred Stock of any series shall be issued, the Board of Directors, pursuant to authority hereby expressly vested in it, shall fix by resolution or resolutions the following provisions in respect of the shares for each such series so far as the same are not inconsistent with the provisions of this Article 4 applicable to all series of Preferred Stock:

                      (1) The distinctive designations of each such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                      (2) the annual rate or amount of dividends payable on shares of such series, whether such dividends shall be cumulative or non-cumulative, the condition, upon which and/or the dates when such dividends shall be payable and the date from which dividends on cumulative series shall accrue and be cumulative on all shares of such series issued prior to the payment date for the first dividend of such series;

                      (3) whether such series shall be redeemable or callable and, if so, the terms and conditions of such redemption or call, including the time or times when and the price or prices at which shares of such series shall be redeemed or called, and including the terms and conditions of any retirement or sinking fund for the purchase or redemption of shares of such series;

                      (4) the amount payable on shares of such series in the event of liquidation, dissolution, or winding up of the affairs of the corporation;

                      (5) whether such series shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class and, if so, the terms and conditions thereof, including the date or dates when such shares shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, the price or prices or the rate or rates at which shares of such series shall be so convertible or exchangeable, and any adjustments which shall be made, and the circumstances in which any such adjustments shall be made, in such conversion or exchange prices or rates;

                      (6) whether such series shall have any voting rights in addition to those prescribed by law and, if so, the terms and conditions of exercise of such voting rights;

                      (7) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the corporation or any subsidiary of, the Common Stock or of any other class (or other series of the same class) ranking junior to the shares of such series as to dividends or upon liquidation, dissolution or winding up;

                      (8) the conditions and restrictions, if any, on the creation of indebtedness of the corporation, or any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation, dissolution or winding up; and

                      (9) such other powers, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions as shall not be inconsistent with any such resolution or resolutions previously adopted as to shares then still authorized, with the provisions of this Restated Certificate of Incorporation or with the laws of the State of Delaware.

               (c)    (1)    So long as any shares of Preferred Stock of any
                      series shall be outstanding, the corporation will not declare or pay any dividends on the Common Stock (other than dividends payable solely in shares of Common Stock) or make any distributions of any kind, either directly or indirectly, in respect of shares of Common Stock, or make any payment on account of the purchase, redemption or other acquisition of Common Stock, unless on the payment, distribution or redemption date, as the case may be, all dividends on the then outstanding shares of Preferred Stock of all series for all past dividend periods shall have been paid to the full extent of the preference, if any, to which each series of Preferred Stock is entitled.

                      (2) In case the corporation shall not pay in full all dividends required to be paid on all shares of all series of cumulative Preferred Stock at the time outstanding to the full extent of the preference, if any to which each such cumulative series is entitled, all cumulative series which are of equal rank with respect to such dividend preference shall share ratably in the payment of dividends, including accumulations thereof, if any, in proportion to the amounts that would be payable on such series if all dividends thereof were paid in full. Accumulations of dividends shall not bear interest.

                      (3) After the requirements with respect to preferential dividends (if any) upon all classes of capital stock, and each series thereof, shall have been met, then and not otherwise, the holders of Common Stock shall be entitled to receive such dividends, out of any remaining net profits or net assets of the corporation available there for, when, as and if (subject to the foregoing provisions of this article 4) such dividends may be declared from time to time by the Board of Directors. After distribution in full of the preferential amounts to be distributed to the holders of all classes of stock, and each series thereof, having more than parity with Common Stock upon liquidation, dissolution or winding up, then, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                      (4) A liquidation, dissolution or winding up of the corporation, as such terms are used in this Article 4, or as may be used in any resolution or resolutions of the Board of Directors providing for the issue of any series of this corporation's capital stock, shall not be deemed to be occasioned by or to include:

                      (A) any consolidation or merger of the corporation with or into any other corporation, corporations, entity or entities, or

                      (B) any sale, lease, exchange or other transfer of any or all of the assets of the corporation to another corporation, corporations, entity or entities pursuant to a plan which shall provide for the receipt by the corporation or its stockholders, as all or the major portion of the consideration for such sale, lease, exchange or transfer, of securities of such other corporation, corporations, entity or entities or of any company or companies subsidiary to, controlled by, or affiliated with such other corporation, corporations, entity or entities.

               (d) The authorized but unissued shares of Common Stock and the authorized but unissued shares of Preferred Stock of the corporation may be issued for such consideration, having a value, not less than the par value thereof, as is determined from time to time by the Board of Directors.


               (e)    (1)   Except as otherwise determined pursuant to authority
                      of the Board of Directors as hereinbefore provided, or by the General Corporation Law of the State of Delaware, all voting rights shall be vested exclusively in the holders of the outstanding shares of Common Stock and each such holder shall be entitled to one (1) vote per share for all purposes for such share of Common Stock held of record by him.

                      (2) Except as otherwise determined pursuant to authority of the Board of Directors as hereinbefore provided, or by the General

                      Corporation Law of the State of Delaware, the holders of Preferred Stock shall not be entitled to vote for any purpose nor shall they be entitled to notice of meetings of stockholders.

               (f) The corporation may create and issue securities convertible into shares of capital stock of the corporation, of any class or classes and of any series of any class, and whether or not in connection with the issue and sale of any shares of stock or other securities of the corporation, may create and issue warrants, rights, privileges or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or classes and of any series of any class, such convertible securities, warrants, rights privileges or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, the time or times (which may be limited or unlimited in duration) at or within which, and the price or prices at which any such rights to convert, or other warrants, rights, privileges or options may be issued and any such shares may be acquired or purchased from the corporation upon the exercise of any such rights to convert, or other warrant, right, privilege or option shall be such as shall be fixed and stated in a resolution or resolutions adopted by the Board of Directors providing for the creation and issue of such convertible securities, warrants, privileges options, and, in every case, set forth or incorporated by reference in the instrument or instruments evidencing such convertible securities, warrants, rights, privileges or options. In the absence of actual fraud in the transaction, the judgment of the Directors as to the consideration for the issuance of any such convertible security, warrant, right, privilege or option and the sufficiency thereof shall be conclusive. The conversion price, or other consideration to be received by the corporation upon the issuance of shares of capital stock upon the exercise of any such rights to convert, warrant, right, privilege or option shall have a value not less than the par value of the stock so issued, as determined by the Board of Directors.

       5.      The corporation is to have perpetual existence.

       6. In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

       7. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Elections of Directors need not be by written ballot unless the by-laws of the corporation shall so provide.

       8. Whenever a compromise or arrangement is proposed between this corporation and its creditors of any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

       Signed and attested to on April 21, 1983.


CORPORATE
SEAL
                                        /s/ Richard L. Kenney
                                        ---------------------------------
                                        Richard L. Kenney, Vice President

/s/ Irving J. Helman
- ---------------------------
Its Secretary

COMMONWEALTH OF MASSACHUSETTS)
                             ) ss.
COUNTY OF SUFFOLK            )

       BE IT REMEMBERED that, on April 21, 1983, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Richard L. Kenney, Vice President of HPSC, Inc., who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

       GIVEN under my hand on April 21, 1983.

NOTARIAL
SEAL

                                        /s/ Miriam H. Kanter
                                        ---------------------------
                                        Notary Public

                                        My commission expires: Sept. 20, 1985



0148601.01

                                   HPSC, INC.


                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION



     HPSC, Inc., a Delaware corporation organized on January 20, 1975 under the name "Healthco Professional Leasing, Inc.", does hereby certify as follows:

     1. The Certificate of Incorporation of HPSC, Inc., as most recently amended and restated on April 25, 1983, has been further amended to add thereto the following Article 9:

     "No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except to the, extent required by law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article 9 shall not increase the personal liability or alleged liability of any director for any act or omission occurring prior to such repeal or modification, or otherwise adversely affect any right or protection of a director existing at the time of such repeal or modification. The provisions of this Article 9 shall not affect rights of indemnification under the corporation's by-laws or otherwise."

     2. Such amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said HPSC, Inc. has caused this Certificate to be signed and its corporate seal to be affixed hereto this 7th day of September, 1987.
                              HPSC, Inc.


                              By: /s/ Marvin Myer Cyker
                                 ----------------------
                                 Marvin Myer Cyker
                                 Chairman of the Board

CORPORATE
SEAL


Attest:

/s/ Irving J. Helman
- ----------------------
Irving J. Helman
Secretary

Commonwealth of Massachusetts)
County of Suffolk,           ) SS

     Be it remembered that on September 7, 1987, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Marvin Myer Cyker, Chairman of the Board of HPSC, Inc., who duly signed the foregoing instrument before me and acknowledged that such instrument is his act and deed and the act and deed of said corporation, and that the facts stated therein are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office on the day and year aforesaid.

                              /s/ J. Barry Hawthorne
                              -------------------------
                              Notary Public

                              My commission expires: 5/28/93


NOTARIAL SEAL

0148725.01

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                                   HPSC, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

                       ___________________________________

      HPSC, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company as required by Section 151 of the General Corporation Law at a meeting duly called and held on August 3, 1993:

      RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Restated Certificate of Incorporation, as amended to date (hereinafter called the "Certificate of Incorporation"), the Board of Directors hereby creates a series of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Company and hereby states the designation And number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

      Series A Preferred Stock:

      Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 150,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Stock.

      Section 2.    DIVIDENDS AND DISTRIBUTIONS.

      (A) Subject to the rights of the holders of any shares of any other series of Preferred Stock, par value $1.00 per share, of the Company ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A

Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      (B) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

      (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

      Section 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

      (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

      (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.   CERTAIN RESTRICTIONS.

      (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

             (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

             (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

             (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (as to dividends and upon dissolution, liquidation and winding up) to the Series A Preferred Stock; or

             (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (is determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

      (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

      Section 5. REACQUIRED STOCK. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

      Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Company, subject to the prior and superior rights of holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to rights upon liquidation, dissolution or winding up, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 7. CONSOLIDATION, MERGER ETC. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

      Section 9. RANKING. The Series A Preferred Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

      Section 10. AMENDMENT. If any proposed amendment to the Certificate of Incorporation would alter or change the preferences, special rights or powers given to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely, or would authorize the issuance of a class or classes of stock having preferences or rights with respect to dividends or dissolutions or the distribution of assets that would be superior to the preferences or rights of the Series A Preferred Stock, then the holders of the Series A Preferred Stock shall be entitled to vote as a series upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of Series A Preferred Stock shall be necessary to the adoption thereof, in addition to such other vote as may be required by the General Company Law of the State of Delaware.

      IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Company by its Chairman of the Board of Directors and attested by its Secretary this 10th day of August, 1993.

                              /s/ John W. Everets
                              ----------------------------------
                              Chairman of the Board of Directors

Attest:


/s/ Dennis W. Townley
- -----------------------------
Secretary




0053339.01

                                   HPSC, INC.

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION


     HPSC, Inc., a Delaware corporation organized on January 20, 1975 under the name "Healthco Professional Leasing Corporation" does hereby certify as follows:

FIRST:       That at a meeting of the Board of Directors held on March 8, 1995, resolutions were duly adopted setting forth proposed amendments to the Restated Certificate of Incorporation of said corporation, declaring each such amendment to be advisable and directing consideration thereof by the stockholders at the next annual meeting of stockholders of the corporation. The resolutions setting forth the proposed amendments are as follows:

     RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended to add thereto the following Article 10:

     "(a)    The number of Directors that shall constitute the entire Board of
Directors of this corporation shall be not less than three (3) nor more than twelve (12), subject to the provisions of this Article 10. The exact number of Directors shall be fixed, within the foregoing limitations, by the vote of a majority of the entire Board of Directors.

     (b)     The Board of Directors shall be and is divided into three classes:
Class I, Class II and Class III, which shall be as nearly equal in number as possible; provided, however, that the number of Directors in any one class may not exceed the number of Directors in any other class by more than one. Each Director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the Director was elected; provided, however, that each initial Director in Class I shall hold office until the annual meeting of stockholders in 1996; each initial Director in Class II shall hold office until the annual meeting of stockholders in 1997 and each initial Director in Class III shall hold office until the annual meeting of stockholders in 1998. Notwithstanding the foregoing provisions of this Article, each Director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

     (c) In the event of any increase or decrease in the authorized number of Directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to maintain such classes as nearly equal as possible. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

     (d) Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled exclusively by the affirmative vote of a majority of the remaining Directors then in office (and not by stockholders), even if such remaining Directors constitute less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor is duly elected and qualified or until his death, resignation or removal.

     (e) Any Director may be removed from office only for cause, and only upon the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the corporation's stock.

     (f) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by this corporation having a preference over the common stock as to dividends or upon liquidation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, terms of removal and other features of such directorships shall be governed by the terms of Article 4 and the resolution or resolutions establishing such class or series adopted pursuant thereto and such Directors so elected shall not be divided into classes pursuant to this Article 10 unless expressly provided by such terms.

     (g) Notwithstanding anything contained in this Certificate of Incorporation or the corporation's By-Laws to the contrary, this Article 10 and Sections 2, 3, 5 and 6 of Article II of the corporation's By-Laws shall not be altered, amended, or repealed, and no provisions inconsistent therewith shall be adopted, without the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding stock of the corporation entitled to vote generally in the election of Directors, voting together as a single class (it being understood that for the purposes of this Article 10, each share shall have one vote except as otherwise provided in accordance with Article 4)."

     FURTHER RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended to add thereto the following Article 11:

     "(a)    All actions taken by stockholders shall be taken only at an annual or special meeting of stockholders. No action by stockholders may be taken by written consent or otherwise without a meeting.

     (b) Notwithstanding anything contained in this Certificate of Incorporation or the corporation's By-Laws to the contrary, this Article 11 and
Section 11 of Article I of the corporation's By-Laws shall not be altered, amended or repealed, and no provisions inconsistent therewith shall be adopted, without the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding stock of the corporation entitled to vote generally in the election of Directors, voting together as a single class."

     FURTHER RESOLVED, that each such proposed amendment be presented to the stockholders of the corporation for approval in accordance with law.

SECOND:      That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the state of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of each amendment contained in this Certificate.

THIRD:       That each amendment contained in this Certificate has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said HPSC, Inc. has caused this Certificate to be signed by John W. Everets, its chairman of the board, and Dennis W. Townley, its secretary, and its corporate seal to be affixed hereto this 11th day of May, 1995.

                                        /s/ John W. Everets
                                        ----------------------------------------
                                        John W. Everets
                                        Chairman of the Board

Attest:


/s/ Dennis W. Townley
- -------------------------------              CORPORATE SEAL
Dennis W. Townley
Secretary



0141574.01

                                       -3-